Exhibit 5.1

August 2, 2019

Constellation Alpha Capital Corp.

Emerald View, Suite 400

2054 Vista Parkway

West Palm Beach, FL 33411

Re:	Constellation Alpha Capital Corp. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Constellation Alpha Capital Corp., a British Virgin Islands company (the “Company”), in connection with the Registration Statement on Form S-4, filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2019, as amended and supplemented through the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to, among other things, (i) the merger (the “Merger”) of DT Merger Sub, Inc., a wholly owned subsidiary of the Company and Delaware corporation (“Merger Sub”), with and into DermTech, Inc., a Delaware corporation (“DermTech”), with DermTech surviving the Merger as a wholly owned subsidiary of the Company, pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger dated May 29, 2019, as may be amended from time to time (the “Merger Agreement”), by and among the Company, Merger Sub and DermTech (the transactions contemplated by the Merger Agreement, the “Business Combination”) and (ii) the proposal of the Company to change its jurisdiction of incorporation by discontinuing as a company incorporated with limited liability under the BVI Business Companies Act, 2004 and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). The continuing entity following the Domestication (“Constellation Delaware”) will continue to be named Constellation Alpha Capital Corp.

In connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a deregistration under Section 184 of the BVI Business Companies Act, 2004 and a domestication under Section 388 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), by filing a certificate of corporate domestication (the “Certificate of Domestication”) simultaneously with a certificate of incorporation (the “Interim Domestication Charter”), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “DE Secretary of State”). The Domestication is subject to the approval of the shareholders of the Company. In this opinion, we refer to the Company following effectiveness of the Domestication as “Constellation Delaware.”

Upon effectiveness of the Domestication, Constellation Delaware shall be deemed to be the continuing entity of the Company and the Domestication shall constitute a continuation of the existence of the Company in the form of a Delaware corporation. All of the Company’s currently issued and outstanding ordinary shares, no par value per share (the “Ordinary Shares”), will automatically be converted by operation of law, on a one-for-one basis, into shares of common stock of Constellation Delaware, par value $0.0001 per share (the “Constellation Delaware Common Stock”), in accordance with the terms of the Interim Domestication Charter. All rights and obligations of the Company under the Warrant Agreement, dated as of June 19, 2017, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), and Rights Agreement, dated as of June 19, 2017, between the Company and Continental Stock Transfer & Trust Company (the “Rights Agreement”), will become rights and obligations of Constellation Delaware by operation of law. Each of the Company’s outstanding warrants (the “Warrants”) will become one warrant to acquire an equivalent number of shares of Constellation Delaware Common Stock pursuant to the terms and subject to the conditions of the Warrant Agreement (the “Delaware Warrant”). Each of the Company’s outstanding rights (the “Rights”) will become one right to convert into an equivalent number of shares of Constellation Delaware Common Stock pursuant to the terms and subject to the conditions of the Right Agreement (the “Delaware Right”). In addition, each of the Company’s outstanding units (the “Units”) will become one unit of Constellation Delaware (the “Delaware Unit”), which will consist of one share of Constellation Delaware Common Stock, one Delaware Right and one-half of one Delaware Warrant, as a result of the Domestication.

GREENBERG TRAURIG, LLP ◾ ATTORNEYS AT LAW ◾ WWW.GTLAW.COM

200 Park Avenue, New York, New York 10166 ◾ Tel: 212.801.9200 ◾ Fax 212.801.6400

Constellation Alpha Capital Corp.

August 2, 2019

After the Domestication and prior to the consummation of the Business Combination, the Company will file an amended and restated certificate of incorporation (the “Amended and Restated Charter”) with the DE Secretary of State in connection with the issuance of shares of Constellation Delaware Common Stock to certain stockholders of DermTech pursuant to the terms and conditions of the Merger Agreement (the “Constellation Delaware Merger Shares”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the form of Interim Domestication Charter of Constellation Delaware to be effective upon the Domestication; (iv) the form of Amended and Restated Charter of Constellation Delaware to be effective upon consummation of the Business Combination; (v) the form of amended and restated bylaws of Constellation Delaware to be effective upon the Domestication, (the “Bylaws”); (vi) resolutions of the board of directors of the Company with respect to the Domestication and the Merger Agreement; (vii) the Warrant Agreement; (viii) the Rights Agreement; (ix) a Specimen Certificates of the Units, the Warrants and the Rights of the Company; and (x) the Underwriting Agreement, dated June 19, 2017, between the Company and Cowen and Company, LLC, as representative of the several underwriters.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all-natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including with respect to the filing procedure for effecting a domestication under Section 388 of the DGCL.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1. Prior to effecting the Domestication: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement, the Domestication and the Amended and Restated Charter; and (iii) all other necessary action will have been taken under the applicable laws of the British Virgin Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable British Virgin Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

2. The current draft of each of the Interim Domestication Charter and the Amended and Restated Charter, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Interim Domestication Charter will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of each of the Interim Domestication Charter and the Amended and Restated Charter; and

GREENBERG TRAURIG, LLP ◾ ATTORNEYS AT LAW ◾ WWW.GTLAW.COM

200 Park Avenue, New York, New York 10166 ◾ Tel: 212.801.9200 ◾ Fax 212.801.6400

Constellation Alpha Capital Corp.

August 2, 2019

3. Prior to the issuance of the shares of Constellation Delaware Common Stock in the Domestication and the Constellation Delaware Merger Shares in connection with the consummation of the Business Combination: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved and adopted the Merger Agreement; (iii) the shareholders of the Company will have approved the Amended and Restated Charter; (iv) the Business Combination, the Domestication and the other transactions contemplated by the Merger Agreements to be consummated concurrent with or prior to the Business Combination will have been consummated; and (v) the Business Combination will have become effective under the DGCL.

In giving the following opinions, we have relied (without further verification) upon the legal opinion of Ogier filed as Exhibit 5.1 to the Company’s registration statement on Form S-1 (No. 333-218093) filed on May 18, 2017.

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Upon the filing of the Certificate of Domestication simultaneously with the Interim Domestication Charter with the DE Secretary of State, the Domestication will become effective and the Company will continue as a corporation incorporated under the laws of the State of Delaware.

2. Upon effectiveness of the Domestication, the issued and outstanding Ordinary Shares will automatically convert, by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of Constellation Delaware Common Stock.

3. Upon effectiveness of the Domestication, each of the Company’s issued and outstanding Warrants will be a valid and binding obligation of Constellation Delaware, enforceable against Constellation Delaware in accordance with its terms and each issued and outstanding Warrant will become one duly authorized, validly issued, fully paid and non-assessable Delaware Warrant.

4. Upon effectiveness of the Domestication, each of the Company’s issued and outstanding Rights will be a valid and binding obligation of Constellation Delaware, enforceable against Constellation Delaware in accordance with its terms and each issued and outstanding Right will become one duly authorized, validly issued, fully paid and non-assessable Delaware Right.

5. Upon effectiveness of the Domestication, each of the Company’s outstanding Units will be a valid and binding obligation of Constellation Delaware, enforceable against Constellation Delaware in accordance with its terms and each issued and each outstanding Unit will become one duly authorized, validly issued, fully paid and non-assessable Delaware Unit.

6. Upon effectiveness of the Domestication, the shares of the Delaware Common Stock underlying the Delaware Warrants will have been duly authorized for issuance and, subject to the full payment of the exercise price therefor, when duly issued and delivered upon exercise of the Delaware Warrants in accordance with the terms and conditions set forth in the Registration Statement and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

7. Upon effectiveness of the Domestication, the shares of the Delaware Common Stock underlying the Delaware Rights will have been duly authorized for issuance and, when duly issued and delivered upon exercise of the Delaware Rights in accordance with the terms and conditions set forth in the Registration Statement and the Rights Agreement, will be validly issued, fully paid and non-assessable.

8. Upon effectiveness of the Domestication, the shares of the Delaware Common Stock underlying the Delaware Units will have been duly authorized for issuance and, when duly issued and delivered in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

GREENBERG TRAURIG, LLP ◾ ATTORNEYS AT LAW ◾ WWW.GTLAW.COM

200 Park Avenue, New York, New York 10166 ◾ Tel: 212.801.9200 ◾ Fax 212.801.6400

Constellation Alpha Capital Corp.

August 2, 2019

9. Upon the effectiveness of the closing of the Merger, the Delaware Constellation Merger Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the laws of the State of New York and the DGCL (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP ◾ ATTORNEYS AT LAW ◾ WWW.GTLAW.COM

200 Park Avenue, New York, New York 10166 ◾ Tel: 212.801.9200 ◾ Fax 212.801.6400